UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ALTEVA, INC.

(Name of Registrant as Specified In Its Charter)

JUNIPER PUBLIC FUND, L.P.
JUNIPER HF INVESTORS II, LLC
JUNIPER INVESTMENT COMPANY, LLC
ALEXIS P. MICHAS
JOHN A. BARTHOLDSON
PRINCETON HOSTED SOLUTIONS, LLC
BROOKLANDS HERITAGE, LLC
BRAD BONO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 4, 2015, Juniper Public Fund, L.P. (“Juniper Public Fund”) and certain of its affiliates filed Amendment No. 6 to Schedule 13D with the Securities and Exchange Commission (the “SEC”) regarding its investment in Alteva, Inc. (the “Company”), a copy of which is filed herewith as Exhibit 1.

Important Information

Juniper Public Fund and certain of its affiliates intend to file a proxy statement with the SEC to solicit shareholders of the Company.  JUNIPER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended (the “Act”), the following persons are anticipated to be, or may be deemed to be, “participants” under SEC rules in any solicitation of the Company’s shareholders: Juniper Public Fund, Juniper HF Investors II, LLC (“Juniper HF Investors”), Juniper Investment Company, LLC (“Juniper Investment Company”), Alexis P. Michas, John A. Bartholdson, Princeton Hosted Solutions, LLC (“Princeton”), Brooklands Heritage, LLC (“Brooklands”) and Brad Bono (together, the “Participants”).

As of the date hereof, the Participants may be deemed to have beneficial ownership of the Shares as follows:

(i)           Juniper Public Fund beneficially owns 467,176 shares of common stock, par value $.01 per share, of the Company (the “Shares”), constituting approximately 7.8% of the then outstanding Shares.

(ii)          Juniper HF Investors, as the general partner of Juniper Public Fund, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Act) 467,176 Shares, constituting approximately 7.8% of the then outstanding Shares.  Juniper HF Investors disclaims beneficial ownership of such Shares for all other purposes.

(iii)         Juniper Investment Company, as the investment advisor of Juniper Public Fund, may be deemed to own beneficially (as that term is defined in Rule 13-d under the Act) 467,176 Shares, constituting approximately 7.8% of the then outstanding Shares.  Juniper Investment Company disclaims beneficial ownership of such Shares for all other purposes.

(iv)        Each of Messrs. Michas and Bartholdson, as the managing members of Juniper HF Investors and Juniper Investment Company, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Act) 467,176 Shares, constituting approximately 7.8% of the then outstanding Shares.  Messrs. Michas and Bartholdson disclaim beneficial ownership of such Shares for all other purposes.

(v)         Mr. Bono beneficially owns 6,837 Shares, constituting approximately 0.1% of the then outstanding Shares.

(vi)        Neither Princeton nor Brooklands beneficially own any Shares.

(vii)       Each Participant may be deemed to constitute a “group”, within the meaning of Section 13(d)(3) of the Act.  Accordingly, each Participant may be deemed to beneficially own any Shares that may be beneficially owned by any other Participant, and, on that basis may be deemed to beneficially own, in the aggregate, 474,013 Shares, constituting approximately 7.9% of the then outstanding Shares.  Each of Princeton, Brooklands and Brad Bono disclaims beneficial ownership of any Shares that may be beneficially owned by Juniper Public Fund, Juniper HF Investors, Juniper Investment Company and Messrs. Michas and Bartholdson.  Each of Juniper Public Fund, Juniper HF Investors, Juniper Investment Company, Messrs. Michas and Bartholdson, Princeton and Brooklands disclaim beneficial ownership of any Shares that may be beneficially owned by Mr. Bono.

(viii)       Juniper Public Fund has the sole power to vote or direct the vote of 467,176 Shares and the sole power to dispose or direct the disposition of such Shares.  Juniper HF Investors, Juniper Investment Company, and Messrs. Michas and Bartholdson may be deemed to share with Juniper Public Fund the power to vote or to direct the vote and to dispose or to direct the disposition of such Shares.  Mr. Bono has the sole power to vote or direct the vote of 6,837 Shares and the sole power to dispose or direct the disposition of such Shares. Neither Princeton nor Brooklands, as of the date hereof, has power to vote or to direct the vote or to dispose or direct the disposition of any Shares.

The percentages used herein are calculated based upon 5,990,969 Shares outstanding as of March 9, 2015, as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.